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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Stockholders
EDGAR Online, Inc.:


We consent to the use of our report dated March 26, 2003 in the registration statement on Amendment No. 1 to Form S-2 (No. 333-114044) of EDGAR
Online, Inc. and subsidiaries relating to the consolidated balance sheet of EDGAR Online, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2002, and to the related financial statement schedule as of and for the two-year period ended December 31, 2002. We also consent to the reference to our firm under the heading "Experts" and "Selected Consolidated Financial Data" in the prospectus.


Our report dated March 26, 2003, contains an explanatory paragraph that refers to the Company's changed method of accounting for goodwill and other intangible assets as of January 1, 2002.


/s/ KPMG LLP


New York, New York
April 22, 2004